EXHIBIT 99.1

                              APPOINTMENT OF PROXY

                      INFO SYSTEMS OF NORTH CAROLINA, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                         to be held on __________, 1997


                PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN USING
                THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS APPOINTMENT OR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                OF INFO SYSTEMS OF NORTH CAROLINA, INC. AND NOT BY
                SYKES ENTERPRISES, INCORPORATED.


   The undersigned hereby appoints William J. Gaughan and James J. Kenney, and each of them, proxies with the power of substitution and to represent and to vote, as directed below, all the shares of Common Stock of Info Systems of North Carolina, Inc. (the "Company") held of record by the undersigned on January 31, 1997 at the special meeting of shareholders to be held on _______________, 1997 or any adjournment thereof. If no direction is given, the proxies will vote for the proposal.

   1. PROPOSAL TO APPROVE THE MERGER AGREEMENT, dated as of January 10, 1997, among the Company, Sykes Enterprises, Incorporated and ISNC Acquisisition Co.

             FOR [_]        AGAINST [_]         ABSTAIN [_]


   The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement/Prospectus and revokes all proxies heretofore given by the undersigned.

   Please sign below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.


                                      DATED:__________________________,  1997


                                      _____________________________________
                                      Signature

                                      Print Name:________________________
                                                (as name appears on stock
                                                records)


                                      ________________________________
                                      Signature if held jointly


                                      Print
                                      Name:________________________________
                                           (as name appears on stock records)